SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported) July 24, 1996


                     E. I. du Pont de Nemours and Company
            (Exact Name of Registrant as Specified in Its Charter)


            Delaware                   1-815              51-0014090
    (State or Other Jurisdiction     (Commission       (I.R.S Employer
         of Incorporation)           File Number)     Identification No.)


                              1007 Market Street
                          Wilmington, Delaware  19898
                   (Address of principal executive offices)


      Registrant's telephone number, including area code:  (302) 774-1000















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Item 7.  Financial Statements and Exhibits
         ---------------------------------

     In connection with Debt and/or Equity Securities that may be offered on a delayed or continuous basis under Registration Statements on Form S-3 (No. 33-48128, No. 33-53327, No. 33-61339 and No. 33-60069), we hereby file the following press release.


    Exhibit
    Number                      Description of Exhibit
    -------        -------------------------------------------------

      99 Copy of the Registrant's Earnings Press Release, dated July 24, 1996
















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                                  SIGNATURE



          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                 E. I. DU PONT DE NEMOURS AND COMPANY
                                             (Registrant)




                                          /s/ D. B. Smith
                                 ------------------------------------
                                             D. B. Smith
                                         Assistant Controller




July 24, 1996









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







                                 EXHIBIT INDEX



Exhibit
Number                           Description of Exhibits
- -------        ------------------------------------------------------------

  99           Copy of the Registrant's Earnings Press Release, dated
               July 24, 1996.














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

                                                      EXHIBIT 99




                                        Contact:  Susan Gaffney
                                                  (302) 774-2698




          Wilmington, Del., July 24 -- DuPont reported earnings of $1.78 per share for the second quarter of 1996, exceeding the previous record of $1.70 per share earned in the second quarter of 1995. Excluding nonrecurring items from both periods, second quarter results were $1.84 per share, up 5 percent from 1995. Net income totaled $1 billion compared to $938 million earned in 1995, and marks the first time quarterly net income exceeded
$1 billion.
          "Our results this quarter reflect a more positive environment for our petroleum business and improving economic conditions in most regions of the world," said DuPont President and CEO John A. Krol. "Given this business climate, we expect year-over-year earnings to improve in the second half of 1996."
          Chemicals and Specialties sales volumes from continu-ing operations increased 4 percent compared to last year. Lower selling prices, principally due to the stronger U.S. dollar largely offset these volume gains, resulting in Chemicals and Specialties earnings before nonrecurring items equal to last year. Results from the Petroleum segment continued strong, with earnings before nonrecurring items up 15 percent, benefiting from higher oil and gas prices.



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


          Sales for the second quarter were $11.1 billion, up
1 percent from last year.  Petroleum segment sales were up
9 percent, reflecting higher worldwide oil and natural gas prices and volumes. Combined sales for Chemicals and Specialties segments were down 5 percent before adjusting for changes in business composition. After adjusting to reflect the absence of elastomers sales, now part of the DuPont Dow Elastomers joint venture, and the divestiture of medical products businesses, Chemicals and Specialties sales were up
1 percent, reflecting 4 percent higher volume offset by 3 percent lower selling prices. Volumes were up in all regions, with the United States up 3 percent, Europe up 2 percent, and Asia, Latin America and Mexico, on average, up more than 8 percent.
          Nonrecurring items were recorded in both second quarter periods -- a net after-tax charge of $34 million, or $.06 per share in 1996, and a charge of $29 million, or $.05 per share, in 1995. Current period charges include an additional accrual for crop damage claims and legal expenses related to the recall of "Benlate" 50 DF fungicide, the writedown of certain petroleum assets and employee separation costs, partly offset by gains on asset sales and insurance recoveries.
          For the first six months of 1996, earnings per share were $3.35 compared to $3.07 in 1995 with net income of $1.9 billion, equal to last year. Sales totaled $21.9 billion, up 2 percent. Excluding nonrecurring items and adjusting for


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


interest expense associated with debt incurred to finance the 1995 redemption of stock from Seagram, earnings were 3 percent higher than last year. Average shares outstanding in the first half were 9 percent lower than last year as a result of last year's stock redemption.
          The following commentary compares second quarter 1996 results with second quarter 1995, for each industry segment, excluding the earnings impact of nonrecurring items and adjust-ing sales for changes in business composition.
          Chemicals segment earnings were $165 million, down
$5 million, or 3 percent, as better earnings for fluorochemicals and specialty chemicals were offset by lower results for white pigments. Segment sales decreased 1 percent reflecting
6 percent lower selling prices, partly offset by 5 percent higher sales volume.
          Fibers segment earnings of $208 million were up
$5 million, or 2 percent. Higher earnings for "Lycra" brand spandex were partly offset by lower results for nylon in apparel markets, and for aramids. Segment sales were 1 percent lower, reflecting flat volumes and 1 percent lower prices.
          Polymers segment earnings were $244 million, up
$17 million, or 7 percent, reflecting improved earnings from fluoropolymers, automotive products and packaging and industrial polymers. Partly offsetting these improvements were lower earnings in elastomers due to DuPont's reduced ownership interest resulting from the formation of the DuPont Dow

Elastomers venture. Segment sales were up 5 percent, reflecting higher sales in all business units except automotive products. Segment sales volume was up 6 percent, partly offset by 1 percent lower prices.
          Petroleum segment earnings were $218 million, up
$29 million, or 15 percent. Upstream earnings were $175 million, up 41 percent, reflecting higher worldwide crude oil and U.S. natural gas prices as well as increased volumes outside the United States. Downstream earnings were $43 million, down 34 percent from $65 million earned in the prior year, principally attributable to lower product prices outside the United States, partly offset by improved U.S. marketing margins.
          Diversified Businesses segment earnings totaled
$300 million, down $17 million or 5 percent. Higher earnings from a more favorable allocation to DuPont of DuPont Merck Pharmaceutical venture results were offset by lower earnings from printing and publishing and agricultural products, and the loss of ongoing earnings from medical products businesses that were divested. Segment sales increased 1 percent, reflecting
5 percent higher volume, partly offset by 4 percent lower selling prices.




7/24/96





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






E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES


                                                               Three Months Ended        Six Months Ended
CONSOLIDATED INCOME STATEMENT<Fa>                                    June 30                 June 30
- ------------------------------------------------------------------------------------------------------------
(Dollars in millions, except per share)                         1996       1995           1996       1995
- ------------------------------------------------------------------------------------------------------------
SALES ...................................................      $11,148    $11,076        $21,917    $21,578
Other Income ............................................          405        247            775        585
                                                               -------    -------        -------    -------
    Total ...............................................       11,553     11,323         22,692     22,163
                                                               -------    -------        -------    -------
Cost of Goods Sold and Other Expenses ...................        8,296      8,031         16,289     15,634
Selling, General and Administrative Expenses ............          718        805          1,458      1,522
Depreciation, Depletion and Amortization ................          605        642          1,258      1,290
Exploration Expenses, Including Dry Hole Costs
  and Impairment of Unproved Properties .................           68         88            147        142
Interest and Debt Expense ...............................          172        236            376        356
                                                               -------    -------        -------    -------
    Total ...............................................        9,859      9,802         19,528     18,944
                                                               -------    -------        -------    -------
EARNINGS BEFORE INCOME TAXES ............................        1,694      1,521          3,164      3,219
Provision for Income Taxes ..............................          693        583          1,284      1,322
                                                               -------    -------        -------    -------
NET INCOME ..............................................      $ 1,001    $   938        $ 1,880    $ 1,897
                                                               =======    =======        =======    =======


EARNINGS PER SHARE OF COMMON STOCK<Fb> ..................      $  1.78    $  1.70        $  3.35    $  3.07
                                                               =======    =======        =======    =======
DIVIDENDS PER SHARE OF COMMON STOCK .....................      $   .57    $   .52        $  1.09    $   .99
                                                               =======    =======        =======    =======

<Fa>Certain reclassifications of 1995 data have been made to conform to 1996 classifications.
<Fb>Earnings per share are calculated on the basis of the following average number of common shares outstanding:

                         Three Months Ended      Six Months Ended
                               June 30               June 30

               1996         560,546,407             559,128,795
               1995         550,445,989             615,537,673








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

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES


                                                      Three Months Ended                Six Months Ended
CONSOLIDATED INDUSTRY SEGMENT INFORMATION                  June 30                          June 30
- ---------------------------------------------------------------------------------------------------------------
(Dollars in millions)                                  1996           1995              1996            1995
- ---------------------------------------------------------------------------------------------------------------
SALES
- -----
Chemicals ....................................      $ 1,081        $ 1,088           $ 2,075         $ 2,123
Fibers .......................................        1,822          1,832             3,566           3,686
Polymers .....................................        1,714          1,844             3,498           3,621
Petroleum ....................................        4,963          4,556             9,620           8,809
Diversified Businesses .......................        1,568          1,756             3,158           3,339
                                                    -------        -------           -------         -------
    Total ....................................      $11,148        $11,076           $21,917         $21,578
                                                    =======        =======           =======         =======
AFTER-TAX OPERATING INCOME<Fa>
- --------------------------
Chemicals ....................................      $   165        $   177<Fb>       $   287<Fc>     $   342<Fb>
Fibers .......................................          208            230<Fb>           355<Fc>         430<Fb>
Polymers .....................................          299<Fd>        227               497<Fd>         459
Petroleum ....................................          177<Fe>        189               391<Fe>         366
Diversified Businesses .......................          252<Ff><Fg>    254<Fg>           568<Ff><Fg><Fh> 489<Fg>
                                                    -------        -------           -------         -------
    Total ....................................      $ 1,101        $ 1,077           $ 2,098         $ 2,086

Interest and Other Corporate
  Expenses Net of Tax ........................         (100)          (139)             (218)           (189)
                                                    -------        -------           -------         -------
NET INCOME ...................................      $ 1,001        $   938           $ 1,880         $ 1,897
- ----------                                          =======        =======           =======         =======

<Fa>Effective in the first quarter of 1996, the amortization of capitalized interest associated with property, plant and equipment is included in After-Tax Operating Income versus the previous practice of including such amortization in Interest and Other Corporate Expenses Net of Tax. Prior period data have been reclassified for comparative purposes. This change has no effect on Net Income.
<Fb>The Chemicals and Fibers segments include a benefit of $7 and $27, respectively, principally an adjustment of estimates associated with the third quarter 1993 restructuring charge.
<Fc>The Chemicals and Fibers segments include a charge of $21 and $32, respectively, principally for employee separation costs in the United
    States.
<Fd>Includes a gain of $55 associated with the formation of the DuPont-Dow
    Elastomers joint venture.
<Fe>Includes charges of $63 for writedown of investment in a European natural gas marketing joint venture, and $22, principally, for employee separa-tion costs in the United States, partly offset by a net benefit of $44 related to environmental insurance recoveries.
<Ff>Includes a gain of $41 from the sale of certain medical products busi-
    nesses and a charge of $26, principally employee separation costs outside the United States, associated with the printing and publishing business.
<Fg>Includes a charge of $63 in quarters ended June 30, 1996 and 1995, associated with "Benlate" 50 DF fungicide recall.
<Fh>Includes a gain of $33 related to sale of stock received in connection with the previously sold connector systems business.


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





E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES


                                                                    After-Tax Operating Income
                                                   ------------------------------------------------------------
CONSOLIDATED INDUSTRY SEGMENT INFORMATION             Three Months Ended                Six Months Ended
EXCLUDING IMPACT OF NONRECURRING ITEMS                     June 30                          June 30
- ---------------------------------------------------------------------------------------------------------------
(Dollars in millions)                                  1996           1995              1996            1995
- ---------------------------------------------------------------------------------------------------------------
Chemicals ....................................       $  165         $  170            $  308          $  335
Fibers .......................................          208            203               387             403
Polymers .....................................          244            227               442             459
Petroleum ....................................          218            189               432             366
Diversified Businesses .......................          300            317               583             552
                                                     ------         ------            ------          ------
    Total ....................................       $1,135         $1,106            $2,152          $2,115

Less:  Interest and Other Corporate Expenses
  Net of Tax .................................         (100)          (139)             (218)           (189)
                                                      ------        ------            ------          ------
    Total ....................................        $1,035        $  967            $1,934          $1,926
                                                      ======        ======            ======          ======










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